Exhibit 99.1

Intellinetics, Inc. Reports Third Quarter and Nine-Month Financial Results

Revenue and Channel Growth Accelerating

COLUMBUS, OH – (November 14, 2016) – Intellinetics, Inc. (OTCQB: INLX), an Enterprise Content Management (ECM) software company focused on cloud-based document solutions for the Small to Medium Business (SMB) market, announced financial results for the third quarter and nine-months ended September 30, 2016.

Third Quarter Highlights

1.	9.2% increase in Revenue
2.	111.9% increase in recurring SaaS revenues

Third Quarter Results

Revenues for the three months ended September 30, 2016 were $679,445 as compared with $621,974 for the same period in 2015. The increase is primarily attributed to revenues from the sale of software as a service.

Intellinetics reported a net loss of $246,767 and $253,553 for the three months ended September 30, 2016 and 2015, respectively, representing a decrease in net loss of $6,786, or 2.7%. Net loss per share for the three months ended September 30, 2016 and 2015 was ($0.01) and ($0.04), respectively.

Nine-Month Results

Revenues for the nine months ended September 30, 2016 were $1,919,585 as compared with $1,767,919 for the same period in 2015. Of this $363,842 was SaaS revenue in 2016 and $182,322 was SaaS revenue in 2015. Intellinetics reported a net loss of $1,184,497 and $1,130,173, respectively, for the nine months ended September 30, 2016 and 2015, respectively, an increase of $54,324. Net loss per share for the nine months ended September 30, 2016 and 2015 was ($.07) and ($.16), respectively, a decrease of 56.3%.

Matthew L. Chretien, President and CEO of Intellinetics, noted that, “We posted a significant increase in our recurring SaaS revenue segment which is vital to financial strength and sustained revenue growth. We continue to add to our dealer network with increased adoption and use of IU (www.intelliclouduniversity.com) - our automated IntelliCloud sales training and partner enablement platform, and is an important contributor to the increase in Cloud based revenue. Working with our strategic offices solutions partner to build the sales and operations model was an additional focus during this quarter that cleared the path for in-field selling activities moving forward. We believe that we have all of the pieces in place to be able to show continuous quarter over quarter revenue growth on a sustained basis.”

IntelliCloudTM – Powered by the Intel® NUC

Intellinetics, Inc. is a Columbus, Ohio based, innovative and trusted provider of its cloud-enabled document management platform - IntelliCloud. IntelliCloud is optimized for the vast SMB market segment and business teams within large enterprises stuck with paper in business-critical processes. Thousands and Thousands of people at any given moment depend upon IntelliCloud to perform their work. IntelliCloud is strategically packaged with Intel technology, provides Law Enforcement Grade security and compliance tools and is supported by a growing network of market-leading reseller partners. Resellers often attach IntelliCloud to the software, hardware, and/or services they already sell without the sales or technical complexity of other less effective options in the market.

About Intellinetics, Inc.

Intellinetics, Inc. is a Columbus, Ohio-based ECM software company. Intellinetics partnered with Intel to create the IntelliCloud Channel Program that makes it easy to add turnkey document workflow solutions to the copiers, productivity software and services they already provide. IntelliCloud provides dealers a “deploy once, use many” innovation where one IntelliCloud customer sale/activation creates endless possibilities to add other software applications that deliver more value and increase revenue. For additional information, please visit:  www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding Intellinetics’ future revenues and growth, market penetration and product acceptance, and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the company’s cash flow or adequacy of capital resources, market acceptance risks, technical development risks, and other risks and uncertainties discussed in the company’s most recent annual report on Form 10-K and subsequently filed Form 10-Qs and Form 8-Ks. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics and its Affiliates on its website or at www.intellinetics.com or at www.sec.gov.

CONTACT:

Terri MacInnis, VP of Investor Relations

Bibicoff + MacInnis, Inc.

818.379.8500 terri@bibimac.com

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Sale of software	$96,869	$136,459	$289,437	$449,219
Software as a service	137,343	64,817	363,842	182,322
Software maintenance services	256,441	239,506	748,354	700,116
Professional services	153,895	152,169	337,680	327,189
Third Party services	34,897	29,023	180,272	109,073

Total revenues	679,445	621,974	1,919,585	1,767,919

Cost of revenues:
Sale of software	16,432	23,650	54,001	90,876
Software as a service	41,883	14,097	103,525	36,771
Software maintenance services	25,019	32,943	109,564	95,402
Professional services	32,476	41,670	94,443	85,781
Third Party services	26,103	18,334	108,918	57,846

Total cost of revenues	141,913	130,694	470,451	366,676

Gross profit	537,532	491,280	1,449,134	1,401,243

Operating expenses:
General and administrative	420,935	390,841	1,598,185	1,548,096
Sales and marketing	338,843	191,325	842,421	622,990
Depreciation	2,437	2,589	8,160	8,640

Total operating expenses	762,215	584,755	2,448,766	2,179,726

Loss from operations	(224,683)	(93,475)	(999,632)	(778,483)

Other income (expense)
Interest expense, net	(22,084)	(160,078)	(184,865)	(351,690)

Total other income (expense)	(22,084)	(160,078)	(184,865)	(351,690)

Net loss	$(246,767)	$(253,553)	$(1,184,497)	$(1,130,173)

Basic and diluted net loss per share:	$(0.01)	$(0.04)	$(0.07)	$(0.16)

Weighted average number of common shares outstanding – basic and diluted	16,810,582	7,123,024	16,622,864	7,123,024

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

ASSETS
	(Unaudited)
	September 30,	December 31,
	2016	2015

Current assets:
Cash	$159,553	$1,117,118
Accounts receivable, net	329,084	217,028
Prepaid expenses and other current assets	172,065	46,521

Total current assets	660,702	1,380,667

Property and equipment, net	21,310	22,603
Other assets	10,284	10,285

Total assets	$692,296	$1,413,555

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$675,563	$826,864
Deferred revenues	592,186	638,193
Deferred compensation	215,012	215,012
Notes payable - current	354,768	401,573
Notes payable - related party - current	37,368	92,805
Total current liabilities	1,874,897	2,174,447

Long-term liabilities:
Notes payable - net of current portion	516,135	782,206
Notes payable - related party	99,012	127,409
Deferred interest expense	159,304	136,078
Other long-term liabilities - related parties	-	12,852

Total long-term liabilities	774,451	1,058,545

Total liabilities	2,649,348	3,232,992

Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized; 16,815,850 and 14,908,439
shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	26,816	21,909
Additional paid-in capital	12,579,068	11,537,093
Accumulated deficit	(14,562,936)	(13,378,439)
Total stockholders' deficit	(1,957,052)	(1,819,43)
Total liabilities and stockholders' deficit	$692,296	$1,413,555